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                                                                   EXHIBIT 10.29




                                    BLUE VAN
                             JOINT VENTURE AGREEMENT

        This BLUE VAN JOINT VENTURE AGREEMENT (hereinafter the "Agreement," the "Joint Venture" or "JV") is entered into on this 21st day of July, 1997, by and between TAMARACK TRANSPORTATION, INC. a California corporation which is also known as SUPER SHUTTLE LOS ANGELES (hereinafter "SSLA"), PREFERRED TRANSPORTATION, INC., a California corporation which is also known as SUPER SHUTTLE ORANGE COUNTY (hereinafter "SSOC"), ARCADIA TRANSIT, INC., a California corporation which is also known as SUPER SHUTTLE BURBANK (hereinafter "SSB") and MINI-BUS SYSTEMS, INC., a California corporation which is also known as SUPER SHUTTLE ONTARIO (hereinafter "SSO"), hereinafter also referred to individually as a "Joint Venturer" and collectively as the "Joint Venturers."

                                    RECITALS

        A. Each of the Joint Venturers is a common carrier licensed by the California Public Utilities Commission that owns, controls and operates its separate business pursuant to various franchise, and related agreements with Super Shuttle International, a Delaware corporation (hereinafter "SSI"), and through various cooperative and coordinating agreements between each other.

        B. The Joint Venturers desire to jointly apply for a concession for a certain allotment of shared ride van service from and to Los Angeles International Airport (LAX"), pursuant to a Request for Proposal ("RFP") issued by the Los Angeles Airport Commission (the "Commission") dated March 28,1997, as amended.

        C. It is the intent and purpose of each of the Joint Venturers to jointly apply for a concession from the Commission and to conduct its business operation under such concession that may be granted to the Joint Venture, pursuant to this terms and conditions of this Agreement.

                                    AGREEMENT

        Now therefore, in exchange for the mutual covenants and consideration set forth herein, the parties hereto hereby represent, warrant and agree as follow:

        1. Name of Joint Venture. The name of the Joint Venture created by this Agreement shall be the BLUE VAN JOINT VENTURE.

        2. Managing Partner of Joint Venture. In compliance with the RFP requirement that a single party be responsible for the concession granted by the Commission, the parties agree a Managing Partner shall be elected to manage and direct the affairs and operation of the joint

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Venture and to be responsible and exercise all authority for the Joint Venture with respect to applying for, receiving, administering, and operating under the LAX concession. The concession contract shall be carried out and performed on behalf of the Joint Venture under the direction of the Managing Partner, acting through such of its officers, employees or agents as it may designate. The parties hereby authorize the performance of the concession contract under the direction of the officers, employees and agents of the Managing Partner so designated.

               a. Election and Removal of Managing Partner and Secretary. The Joint Venturers shall annually nominate and elect one of their number to serve as Managing Partner, and a different Joint Venturer to serve as Secretary. Candidates for Managing Partner must meet all of the requirements for a responsible party established by the Commission. The Managing Partner and Secretary shall each be elected by a vote of three out of four votes of the Joint Venturers and shall serve in the capacity of Managing Partner and Secretary, respectively, for an indefinite term until such time as the Joint Venturers vote, three out of four, to remove and replace the Managing Partner and/or Secretary with other Joint Venturers.

               b. Authority of Managing Partner. The Managing Partner shall have the sole authority and discretion to deal with all matters and questions in connection with the performance of the LAX concession contract. The Managing Partner shall have the full and complete authority to act on behalf of the Joint Venture in relation to any and all matters and things in connection with such contract or arising from it, and to act for and by the Joint Venture in all matters and things involving the performance of the LAX concession contract. The Managing Partner shall serve without a fee or other compensation. The authority and discretion of the Managing Partner shall be limited to the extent that the activities of the Joint Venture shall be directed in a manner that will give as full and complete effect as possible to the franchise and related and collateral agreements which the Joint Venturers individually and collectively have with SSI. The Managing Partner shall have authority to bind the Joint Venture to contracts or transactions not exceeding an obligation of the Joint Venture of $10,000 for any single, contract or transaction; any contract or transaction with an obligation of the Joint Venture exceeding $10,000 shall require the signature of both the Managing Partner and the Secretary.

               c. Voting Matters. Aside from the election and removal of the Managing Partner, the only matters on which the Joint Venturers shall be entitled to vote shall be those related to the establishing an operating budget for the Joint Venture and modifying the terms and conditions of this Agreement. On these matters, a majority vote of the Joint Venturers Shall decide all issues. In the event of a two to two tie vote, the Managing Partner shall have the right to cast an additional tie-breaker vote in addition to its regular vote as a Joint Venturer.

        3. Allocation and Operation of Concession. Any LAX concession that may be granted to the Joint Venture by the Commission shall be allocated, operated, and managed by the Managing Partner and Joint Venturers in a manner entirely consistent with the franchise and related and collateral agreements which the Joint Venturers individually and collectively have with SSI. The SSI franchise and collateral agreements grant rights to each Joint Venturer to operate its business within a specifically described geographic territory, and each Joint Venturer

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shall derive from the LAX concession the same aliquot share of business arising from LAX that each Joint Venturer would otherwise be entitled to receive under the existing SSI agreements, which proportion shall hereinafter be referred to as each Joint Venturer's "JV Share."

         4. Cost Sharing. The Joint Venture is formed for the sole and exclusive purpose of the parties' jointly obtaining and participating in the LAX concession through an allocation of passenger trips arising therefrom. Each Joint Venturer shall be solely responsible for realizing its own revenues and bearing its own expenses. No revenue or profit sharing by or between the Joint Venturers is contemplated by this Agreement. Each Joint Venturer shall ratably bear its proportionate JV Share of the aggregate amount of the costs and expenses arising from the operation of the Joint Venture.

                a. Disbursement Account. The Managing Partner shall establish a disbursement account at a financial institution, acceptable to a majority of the Joint Venturers, from which the Managing Partner shall make disbursements to pay for the expenses of the Joint Venture. The Managing Partner shall make periodic accountings of the disbursement account to the Joint Venturers and shall provide the Joint Venturers with an annual statement of aggregate expenses.

                b. Deposits to Disbursement Account. The Joint Venturers shall agree on a quarter by quarter operating budget The budget for each forthcoming calendar quarter shall be based upon the number of "circuit fees" for the LAX concession operation experienced during the preceding calendar quarter. Upon establishment of an operating budget, each Joint Venturer shall make proportionate deposits of its JV Share of such budget twice a month.

         5. Concession Guaranty. In compliance with the RFP, the Managing Partner shall commit to a $1,000,000 minimum fee guaranty required under the concession agreement, and shall seek and obtain a surety bond in an amount sufficient to fulfill the requirements of the Commission. The cost of the surety bond shall constitute an expense of the Joint Venture that shall be allocated equally among the Joint Venturers, without regard to each party's JV Share. Each Joint Venturer hereby agrees to an equal share of the guaranty, surety bond, and liabilities arising therefrom, without regard to its JV Share, and hereby agrees to indemnify the Managing Partner from and against any and all liabilities, claims, costs, and expenses to the extent of its equal share of the guaranty.

         6. Limitations of Joint Venture, The relationship between the parties to this Agreement is limited to the performance of the LAX concession contract in accordance with the term of this Agreement. This Agreement shall be construed and deemed to be a joint venture for the sole purpose of carrying out the LAX concession contract.

                a. Nothing contained in this agreement shall be construed to create a general partnership or other permanent relationship between the parties, or to authorize either party to act as general agent for the other party, or to permit any party to bid for or to undertake any contracts for the other party.

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               b. Nothing in this agreement is to be construed as a limitation of the powers or rights of any party to this agreement to carry on its separate business for its sole benefit except, however, that the parties shall cooperate with each other according to the terms and spirit of this agreement in the performance of the LAX concession contract.

       7. Cross Indemnification. Except as may be otherwise specifically set forth in this Agreement, each of the Joint Venturers shall be solely responsible for its own costs, expenses, claims, damages, obligations and other liabilities arising from the conduct of its separate business whether related or unrelated to the Joint Venture. Accordingly, each Joint Venturer hereby agrees to defend, indemnify and hold harmless each of the other Joint Venturers from and against any and all costs, expenses, claims, damages, obligations and other liabilities, including without limitation reasonable attorneys' fees, that may arise from the conduct such Joint Venturer's business.

       8. Assignments and Transfers. During the term of this Agreement, no party may assign or transfer that party's rights or interests in the Joint Venture without the prior written consent of each of the other Joint Venturers, which consent shall not be unreasonably withhold. For purposes of this Agreement, the parties hereto shall be deemed to have consented to any assignment or transfer of a Joint Venturer's franchise rights to another party permissible under its agreements with SSI.

       9. Insolvency or Bankruptcy of a Party. If, during the term of this Agreement, a Joint Venturer should become insolvent or bankrupt, the remaining parties shall have the option to mutually agree to continue the Joint Venture, excluding the insolvent or bankrupt party. If the Managing Partner should become insolvent or bankrupt or otherwise unable or unwilling to serve or continue to serve in that capacity, the remaining Joint Venturers shall unanimously elect from among their number a successor to the Managing Partner, which successor shall fulfill and comply with any and all qualifying requirements which may be set forth by the Commission.

       10. Term. The term of Agreement shall run concurrently with the term of any LAX concession contract that may be granted to the Joint Venture by the Commission. The Agreement shall terminate concurrently with the conclusion of any such concession contract, or at such time as the Joint Venturers shall otherwise agree. Upon such termination, the Managing Partner shall wind up and dissolve the joint venture in accordance with the provisions of the Uniform Partnership Act, except insofar as such provisions may be at variance with the terms of this Agreement.

       11. General Provisions.

               a. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties respecting the subject matter hereof, and supersedes all prior and collateral agreements and understandings, regardless of form or nature between the parties respecting that subject matter.

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                b. Extensions and Modifications. No extension, modification or supplement to this Agreement will be effective unless made in writing and signed by a duly authorized officer of each party, except as otherwise permitted herein.

                c. Binding Effect. Except as otherwise provided in this agreement, this agreement shall inure to the benefit of, and be binding on the parties, their successors, trustees, receivers, and assigns, but shall not inure to the benefit of any other person, firm, or corporation.

                d. Notices. Any notice required, permitted or contemplated by this Agreement must be in writing, sent by telegram, telex, telecopier or certified or registered mail, return receipt requested, prepaid, addressed to the other party as set forth below, or to such other address as may from time to time be substituted therefor by notice, or delivered in person to such other party. Except as otherwise provided in this Agreement, notices sent by mail in the aforementioned manner will be effective on the date deposited in the U.S. mail by the party giving notice, otherwise, the notice will be effective on the date received by the other party. For purposes of notices, the addresses of the parties will be:

        SSLA:                                    SSOC:

        Gene Hauck, President                    Steve Allan, President
        Tamarack Transportation, Inc.            Preferred Transportation, Inc.
        531 Van Ness Avenue                      1430 Anaheim Blvd.
        Torrance, CA 90501                       Anaheim, CA 92805
        (310) 222-5500                           (714) 517-6610

        SSB:                                     SSO:

        Timmy Mardirossian, President            Fazi Bostajani, General Manager
        Arcadia Transit, Inc.                    Mini-Bus Systems, Inc.
        1014 W. Burbank Blvd.                    1222 E. Holt Blvd.
        Burbank, CA 91506                        Ontario, CA 91761
        (818) 558-3177                           (909) 984-0040


                e. Waivers. No delay or failure by either party to enforce or take advantage of any provision of this Agreement for non-performance or breach of any obligation hereunder by the other party, or to exercise any right hereunder, will constitute a waiver of the right of such party subsequently to enforce or take advantage of such provision or any other provision hereof (unless performance has been resumed or the breach has been cured by the other party) or to exercise such right or any other right hereunder, unless such waiver is in writing signed by a duly authorized officer of the party against whom the waiver is claimed to apply, or unless the respective period for enforcement, taking advantage or exercise, as the case may be, has expired by the express terms of this Agreement.

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               f. Governing Law. This Agreement has been entered into and will be deemed to be made under the laws of the State of California, and for all purposes will be governed by, enforced under and construed in accordance with the laws of said state. Venue for any controversy arising under this Agreement shall be the Superior Court of California for the County of Los Angeles.

               g. Costs and Attorneys Fees. In the event it becomes necessary for any party to this Agreement to bring a legal action to interpret, enforce, or defend any provision herein, the prevailing party shall be entitled to recover from the losing party any and all of its expenses and costs incurred in bringing such legal action, including reasonable attorneys fees, in addition to any other award of damages and remedies to which the prevailing party may be entitled.

               h. Severability. If any provision of this Agreement is rendered or declared unlawful by reason of any existing or subsequently enacted law or by decree or order of a court of last resort, the remaining provisions of this Agreement will continue in full force and effect. The parties will promptly meet and negotiate substitute provisions for those rendered or declared unlawful, retaining as much of the intent of the original provisions as is practicable without the effects which caused them to be unlawful.

               i. Further Acts. Each of the parties to this Agreement agrees to take such further acts and execute such other documents as may be necessary and appropriate to effectuate the purposes of this Agreement.

               j. Counterparts. This Agreement may be executed in multiple counterparts, of which will constitute an original, but all of which together will constitute one and the Agreement.




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       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

"SSLA"                                      "SSOC"
Tamarack Transportation, Inc.               Preferred Transportation, Inc.




by /s/ G. Hauck                             by /s/ Steve Allan
  ---------------------------------           ------------------------------
       Gene Hauck, President                       Steve Allan, President


"SSB"                                       "SS0"
Mini-Bus Systems, Inc.                      Arcadia Transit, Inc.




by /s/ F.D. Bostajani                       by /s/ Timmy Mardirossian
  ------------------------------------         ------------------------------
       Fazi Bostajani, General Manager             Timmy Mardirossian, President




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